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EXHIBIT 11                       ELECTION TO PURCHASE




To:  Firecom, Inc.


         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, the following securities and other property:


         83,333 shares of Firecom's $.01 par value common stock


and tenders payment in the amount of $29,166.55 by delivery of a certified
check payable to Firecom,  Inc.  in such amount.   The undersigned requests that
certificates for such securities be issued in the name of and delivered, together with any other property referred to above, to


         Norwood Venture Corp.
         1430 Broadway, #1607
         New York, NY 10018
         Attn: Mark R. Littell


and, if such securities and property shall not be all of the securities and property issuable and/or deliverable thereunder, that a new Warrant for the balance be registered in the name of and issued and delivered to, the undersigned at the following address:


         Norwood Venture Corp.
         1430 Broadway, #1607
         New York, NY 10018
         Attn: Mark R. Littell





Dated: June 3, 1996                    NORWOOD VENTURE CORP.

                                  By: /S/ MARK R. LITTELL
                                      --------------------------
                                      Mark R. Littell, President